Exhibit (h)(3)(b)

Amendment to Amended and Restated Transfer Agent Interactive Client Service

Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of March 19, 2012, by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agent Interactive Client Service Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on December 15, 2011, the reorganization of the Forward Banking and Finance Fund and Forward Growth Fund, series of the Fund, into the Financial Investors Trust effective close of business March 16, 2012;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedule A – List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All services under Article II of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Vice President Funds

SCHEDULE A

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Dated as of March 19, 2012

Forward Aggressive Growth Allocation Fund

Forward Balanced Allocation Fund

Forward Commodity Long/Short Strategy Fund

Forward CorePlus Fund

Forward Credit Analysis Long/Short Fund

Forward EM Corporate Debt Fund

Forward Emerging Markets Fund

Forward Endurance Long/Short Fund

Forward Extended MarketPlus Fund

Forward Focus Fund

Forward Frontier Strategy Fund

Forward Global Credit Long/Short Fund

Forward Global Infrastructure Fund

Forward Growth & Income Allocation Fund

Forward Growth Allocation Fund

Forward High Yield Bond Fund

Forward Income & Growth Allocation Fund

Forward Income Allocation Fund

Forward International Dividend Fund

Forward International Equity Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Investment Grade Fixed-Income Fund

Forward Large Cap Dividend Fund

Forward Managed Futures Strategy Fund

Forward Real Estate Fund

Forward Real Estate Long/Short Fund

Forward Select EM Dividend Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Strategic Alternatives Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund

Forward U.S. Government Money Fund